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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Summary Historical and Unaudited Pro Forma Consolidated Financial Data," "Selected Financial Data," and "Experts" and to the use of our reports dated February 24, 2005 (except Note 14, as to which the date is September 12, 2005), in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-124459) and related Prospectus of Williams Scotsman International, Inc. dated September 12, 2005.

                      /s/ Ernst & Young LLP

Baltimore, Maryland
September 12, 2005

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM